Exhibit 99.1

AerSale Reports Third Quarter 2024 Results

Third Quarter 2024 Highlights

●	Revenue of $82.7 million versus $92.5 million in the prior year period.
●	GAAP net income of $0.5 million versus GAAP net loss of $0.1 million in the prior year period.
●	Adjusted Net Income of $1.8 million versus Adjusted Net Income of $0.9 million in the prior year period.
●	Adjusted EBITDA[1] of $8.2 million versus $1.9 million in the prior year period.
●	Flight equipment sales consisted of five engines and no aircraft compared to seven engines and a passenger-to-freighter (P2F”) converted Boeing 757 aircraft in the prior year period.
●	Feedstock acquisitions of $42 million and additional $45 million under contract as of September 30, 2024.
●	Flight Equipment inventory of $413.6 million as of September 30, 2024.

Doral, Florida – AerSale Corporation (Nasdaq: ASLE) (the “Company”) today reported results for the third quarter ended September 30, 2024. The Company’s revenue for the third quarter of 2024 was $82.7 million compared to $92.5 million in the third quarter of 2023. In the current period, the Company sold $22.6 million of flight equipment, compared to $44.8 million in the prior-year. Flight equipment sales in the third quarter of 2024 consisted of five engines and no aircraft compared to seven engines and a P2F converted Boeing 757 aircraft in the prior year period. Excluding flight equipment sales, revenue increased 26.0% year over year to $60.1 million, driven by strong commercial demand, improved feedstock and a supportive MRO environment which continued to drive volume. As a reminder to investors, the Company revenue is likely to fluctuate from quarter-to-quarter and year-to-year based on flight equipment sales and therefore, progress should be monitored based on MRO activity, asset purchases and related sales.

Nick Finazzo, AerSale’s Chief Executive Officer, commented, “Our base business continued to grow in the third quarter and was up 26% year-over-year excluding whole asset sales. This is reflective of stronger feedstock availability and a robust commercial backdrop for USM and MRO.

As we look to the balance of the year and into 2025, we are positioned for significant cash generation as we focus on monetizing feedstock and our 757 conversion program, along with driving incremental revenue through our MRO facilities as our expansion projects come on line.”

Asset Management Solutions (“Asset Management") revenue decreased to $50.4 million during the third quarter of 2024 compared to $65.1 million in the third quarter of 2023, entirely the result of higher whole asset sales in the prior-year which included the delivery of a 757 P2F conversion. Excluding whole assets which are volatile, sales were up 36.9% year-over-year, driven by higher leasing and USM volume. The Company had 4 additional engines on lease in 2024 compared to 2023. There were no aircraft on lease in either period.

TechOps revenue increased 17.6% to $32.3 million in the third quarter of 2024 from $27.4 million in the third quarter of 2023 primarily due to higher revenues from the Company’s component and landing gear MRO’s. On airport MRO services saw weaker demand during the quarter specifically in AerSale’s Goodyear facility, which was partially offset by stronger demand in the Company’s Roswell on-airport MRO facility.

Gross margin was 28.6% versus 25.4% in the same period last year as a result of the sales mix that comprised of higher margin whole engines and airframe USM.

Selling, general, and administrative expenses were $21.7 million in the third quarter of 2024 versus $25.4 million in the third quarter of 2023. AerSale incurred $1.2 million of share-based compensation expense in the third quarter of 2024, versus $3.2 million in the third quarter of 2023.

Income from operations was $2.0 million in the third quarter of 2024 compared to a loss from operations of $1.9 million in the third quarter of 2023.

Income tax expense was $0.1 million in the third quarter of 2024, compared to income tax benefit of $2.0 million in the third quarter of 2023.

GAAP net income for the third quarter of 2024 was $0.5 million, compared to GAAP net loss of $0.1 million in the prior year period. AerSale recognized a mark-to-market adjustment benefit of $0.2 million related to the private warrant liability, $1.2 million of share-based compensation expenses within payroll expenses, and $0.3 million in facility relocation costs during the third quarter of 2024. Excluding these non-cash and unusual items adjusted for tax, Adjusted Net Income was $1.8 million in the third quarter of 2024, compared to Adjusted Net Income of $0.9 million in the third quarter of 2023.

Diluted earnings per share was $0.01 for the third quarter of 2024 and diluted loss per was $0.00 in the third quarter of 2023. Adjusted for the non-cash and unusual items noted above, adjusted diluted loss per share was $0.04 for the third quarter of 2024 while adjusted diluted earnings per share of $0.03 in the third quarter of 2023.

Adjusted EBITDA in the third quarter of 2024 was $8.2 million versus $1.9 million in the third quarter of 2023. Higher adjusted EBITDA was primarily due higher sales volume during the period and lower period expenses.

AerSale ended the quarter with $103.5 million of liquidity consisting of $9.8 million of cash and available capacity of $93.7 million on our $180 million revolving credit facility, expandable to $200 million. Cash used in operating activities year to date was $26.4 million, mainly due to continued investment in inventory.

Conference Call Information

The Company will host a conference call today, November 7, 2024, at 4:30 pm Eastern Time to discuss these results. A live webcast will also be available at https://ir.aersale.com/news-events/events. Participants may access the call at 1-800-225-9448, international callers may use 1-203-518-9708, and request to join the AerSale Corporation earnings call.

A telephonic replay will be available shortly after the conclusion of the call and until February 7, 2025. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 11157096. An archived replay of the call will also be available on the Investors portion of the AerSale website at https://ir.aersale.com/.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including adjusted EBITDA, adjusted Net Income, and adjusted diluted Earnings per Share. AerSale defines adjusted EBITDA as net income (loss) after giving effect to interest expense, depreciation and amortization, income tax expense (benefit), and other non-recurring or unusual items. Adjusted Net Income is defined as net income (loss) after giving effect to mark-to-market adjustments relating to our Private Warrants, share-based compensation expense and other non-recurring or unusual items as well as the tax effect of such items. Adjusted diluted earnings per share also exclude these material non-recurring or unusual items.

AerSale believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AerSale’s financial condition and results of operations. AerSale’s management uses certain of these non-GAAP measures to compare AerSale’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These non- GAAP measures should not be construed as an alternative to net income or net income margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP).

You should review AerSale’s audited financial statements, and not rely on any single financial measure to evaluate AerSale’s business. Other companies may calculate adjusted EBITDA, adjusted Net Income, or Adjusted diluted earnings per share differently, and therefore AerSale’s adjusted EBITDA, adjusted Net Income, or adjusted diluted earnings per share measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of Net Income, the Company’s closest GAAP measure, to adjusted EBITDA, adjusted Net Income, and adjusted diluted earnings per share, are outlined in the tables below following the Company’s condensed consolidated financial statements.

AERSALE CORPORATION

Third Quarter 2024 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Products	$47,719	$66,842	$152,627	$149,960
Leasing	6,900	2,488	14,268	11,396
Services	28,065	23,154	83,430	78,725
Total revenue	82,684	92,484	250,325	240,081
Cost of sales and operating expenses:
Cost of products	31,680	48,697	99,830	107,176
Cost of leasing	2,424	1,051	5,511	3,253
Cost of services	24,905	19,262	70,793	61,647
Total cost of sales	59,009	69,010	176,134	172,076
Gross profit	23,675	23,474	74,191	68,005
Selling, general, and administrative expenses	21,679	25,403	69,384	77,724
Income (loss) from operations	1,996	(1,929)	4,807	(9,719)
Other (expenses) income:
Interest (expense) income, net	(1,768)	(250)	(4,231)	1,178
Other income, net	128	127	399	498
Change in fair value of warrant liability	231	(55)	2,348	1,004
Total other (expenses) income	(1,409)	(178)	(1,484)	2,680
Income (loss) before income tax provision	587	(2,107)	3,323	(7,039)
Income tax (expense) benefit	(78)	1,959	(174)	4,208
Net income (loss)	$509	$(148)	$3,149	$(2,831)

Earnings (loss) per share:
Basic	$0.01	$(0.00)	$0.06	$(0.06)
Diluted	$0.01	$(0.00)	$0.06	$(0.07)
Weighted average shares outstanding:
Basic	53,208,538	51,321,026	53,076,733	51,252,581
Diluted	53,385,111	51,321,026	53,272,973	51,430,205

AERSALE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2024	2023

Current assets:
Cash and cash equivalents	$9,787	$5,873
Accounts receivable, net of allowance for credit losses of $1,173 and $978 as of September 30, 2024 and December 31, 2023, respectively	33,745	31,239
Income tax receivable	2,039	1,628
Inventory:
Aircraft, airframes, engines, and parts, net	263,728	177,770
Advance vendor payments	12,257	35,757
Deposits, prepaid expenses, and other current assets	18,180	12,507
Total current assets	339,736	264,774
Fixed assets:
Aircraft and engines held for lease, net	40,163	26,475
Property and equipment, net	32,710	27,692
Inventory:
Aircraft, airframes, engines, and parts, net	109,706	151,398
Operating lease right-of-use assets	24,796	27,519
Deferred income taxes	11,736	12,203
Deferred financing costs, net	1,259	1,506
Other assets	525	525
Goodwill	19,860	19,860
Other intangible assets, net	20,965	21,986
Total assets	$601,456	$553,938

Current liabilities:
Accounts payable	$34,870	$29,899
Accrued expenses	6,221	5,478
Lessee and customer purchase deposits	914	1,467
Current operating lease liabilities	4,062	4,593
Current portion of long-term debt	193	1,278
Deferred revenue	854	2,998
Total current liabilities	47,114	45,713
Revolving credit facility	78,513	29,000
Long-term debt	376	7,281
Long-term lease deposits	1,537	102
Long-term operating lease liabilities	22,297	24,377
Maintenance deposit payments and other liabilities	57	64
Warrant liability	38	2,386
Total liabilities	149,932	108,923
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized 200,000,000 shares; issued and outstanding 53,210,842 and 52,954,430 shares as of September 30, 2024 and December 31, 2023	5	5
Additional paid-in capital	315,099	311,739
Retained earnings	136,420	133,271
Total stockholders' equity	451,524	445,015
Total liabilities and stockholders’ equity	$601,456	$553,938

AERSALE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$3,149	$(2,831)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	10,945	7,585
Amortization of debt issuance costs	248	316
Amortization of operating lease assets	111	286
Inventory reserve	1,809	1,255
Provision for doubtful accounts	195	-
Deferred income taxes	467	(2,331)
Change in fair value of warrant liability	(2,348)	(1,004)
Share-based compensation	3,159	8,939
Changes in operating assets and liabilities:
Deferred financing costs	-	(1,361)
Accounts receivable	(2,700)	(1,447)
Income tax receivable	(411)	(1,313)
Inventory	(62,587)	(168,313)
Deposits, prepaid expenses, and other current assets	(5,673)	(2,313)
Other assets	(575)	93
Advance vendor payments	23,500	(8,212)
Accounts payable	4,973	17,824
Accrued expenses	657	(5,015)
Deferred revenue	(2,144)	1,038
Lessee and customer purchase deposits	882	(10,641)
Other liabilities	(11)	(606)
Net cash used in operating activities	(26,354)	(168,051)
Cash flows from investing activities:
Proceeds from sale of assets	3,800	14,450
Acquisition of aircraft and engines held for lease, including capitalized cost	(6,488)	-
Purchase of property and equipment	(8,768)	(7,766)
Net cash (used in) provided by investing activities	(11,456)	6,684
Cash flows from financing activities:
Proceeds from long-term debt	615	8,559
Repayments of long-term debt	(8,605)	-
Proceeds from revolving credit facility	132,294	26,100
Repayments of revolving credit facility	(82,781)	(17,500)
Taxes paid related to net share settlement of equity awards	(124)	(104)
Proceeds from the issuance of Employee Stock Purchase Plan shares	325	278
Net cash provided by financing activities	41,724	17,333

Increase (decrease) in cash and cash equivalents	3,914	(144,034)
Cash and cash equivalents, beginning of period	5,873	147,188
Cash and cash equivalents, end of period	$9,787	$3,154

Supplemental disclosure of cash activities
Income tax payments, net	$(20)	$1,306
Interest paid	$4,173	$575
Supplemental disclosure of noncash investing activities
Reclassification of aircraft and aircraft engines inventory to (from) aircraft and engine held for lease, net	$12,711	$9,312

Adjusted EBITDA, Net Income and Diluted EPS

Reconciliation Table (in thousands, except per share data)

(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
		% of Total		% of Total		% of Total		% of Total
	2024	Revenue	2023	Revenue	2024	Revenue	2023	Revenue
Reported Net Income (Loss)	$ 509	0.6%	$ (148)	(0.2)%	$ 3,149	1.3%	$ (2,831)	(1.2)%
Addbacks:
Change in FV of Warrant Liability	(231)	(0.3)%	55	0.1%	(2,348)	(0.9)%	(1,004)	(0.4)%
Stock Compensation	1,216	1.5%	3,180	3.4%	3,159	1.3%	8,939	3.7%
Payroll taxes related to stock-based compensation	66	0.1%	-	0.0%	102	0.0%	-	0.0%
Inventory Write-Off	-	0.0%	(2,670)	(2.9)%	(237)	(0.1)%	(2,670)	(1.1)%
Secondary Offering Costs	-	0.0%	315	0.3%	55	0.0%	624	0.3%
Facility Relocation Costs	332	0.4%	327	0.4%	1,156	0.5%	1,049	0.4%
Income Tax Effect of Adjusting Items (1)	(80)	(0.1)%	(174)	(0.2)%	(291)	(0.1)%	(670)	(0.3)%
Adjusted Net Income	1,812	2.2%	885	0.9%	4,745	2.0%	3,437	1.4%
Interest Expense	1,768	2.1%	250	0.3%	4,231	1.7%	(1,178)	(0.5)%
Income Tax Expense (Benefit)	78	0.1%	(1,959)	(2.1)%	174	0.1%	(4,208)	(1.8)%
Depreciation and Amortization	4,511	5.5%	2,516	2.7%	10,945	4.4%	7,585	3.2%
Reversal of Income Tax Effect of Adjusting Items (1)	80	0.1%	174	0.2%	291	0.1%	670	0.3%
Adjusted EBITDA	$ 8,249	10.0%	$ 1,866	2.0%	$ 20,386	8.3%	$ 6,306	2.6%

Reported Basic earnings (loss) per share	$ 0.01		$ (0.00)		$ 0.06		$ (0.06)
Addbacks:
Change in fair value of warrant liability	(0.00)		0.00		(0.04)		(0.02)
Stock-based compensation	0.02		0.06		0.06		0.17
Payroll taxes related to stock-based compensation	0.00		-		0.00		-
Inventory Write-Off	-		(0.05)		(0.00)		(0.05)
Secondary Offering Costs	-		0.01		0.00		0.01
Facility Relocation Costs	0.01		0.01		0.02		0.02
Income Tax Effect of Adjusting Items	-		(0.00)		(0.01)		(0.01)
Adjusted Basic earnings per share	$ 0.04		$ 0.03		$ 0.09		$ 0.06

Reported Diluted earnings (loss) per share	0.01		(0.00)		0.06		(0.07)
Addbacks:
Change in FV of warrant liability	(0.00)		0.00		(0.04)		(0.02)
Stock-based compensation	0.02		0.06		0.06		0.17
Payroll taxes related to stock-based compensation	0.00		-		0.00		-
Inventory Write-Off	-		(0.05)		(0.00)		(0.05)
Secondary Offering Costs	-		0.01		0.00		0.01
Facility Relocation Costs	0.01		0.01		0.02		0.02
Income Tax Effect of Adjusting Items	(0.00)		-		(0.01)		(0.01)
Adjusted Diluted earnings per share	$ 0.04		$ 0.03		$ 0.09		$ 0.05

(1) The income tax effect of current period adjusting items is calculated at the Company's applicable statutory rate of 24% after considering federal and state tax rates.

Forward Looking Statements

This press release includes “forward-looking statements”. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may constitute forward-looking statements, and include, but are not limited to, statements regarding our anticipated financial performance, including anticipations regarding greater demand for AerSale’s USM business; expectations regarding feedstock and commercial demand; expectations from letters of intent on an additional $45 million in inventory during the year; our belief that we are well positioned to take advantage of the current market dynamic; our belief that we are well positioned to take advantage of asset availability; our growth trajectory; the expected operating capacity of our MRO facilities and demand for such services; the sufficiency of our liquidity; and expected benefits from an improving backdrop in commercial aerospace, and end markets; AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative of these or other similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and its other filings with the SEC, including its subsequent quarterly reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and we qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

About AerSale

AerSale serves airlines operating large jets manufactured by Boeing, Airbus and McDonnell Douglas and is dedicated to providing integrated aftermarket services and products designed to help aircraft owners and operators to realize significant savings in the operation, maintenance and monetization of their aircraft, engines, and components. AerSale’s offerings include: Aircraft & Component MRO, Aircraft and Engine Sales and Leasing, Used Serviceable Material sales, and internally developed ‘Engineered Solutions’ to enhance aircraft performance and operating economics (e.g. AerSafe™, AerTrak™, and now AerAware™).

Media Contacts:

For more information about AerSale, please visit our website:

www.AerSale.com.

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AerSale: Jackie Carlon

Telephone: (305) 764-3200

Email: media.relations@aersale.com

Investor Contact:

AerSale: AersaleIR@icrinc.com